EXHIBIT 21.1
THE WENDY’S COMPANY
LIST OF SUBSIDIARIES AS OF
December 28, 2014

SUBSIDIARY	STATE OR JURISDICTION UNDER WHICH ORGANIZED
Wendy’s Restaurants, LLC	Delaware
Wendy’s International, LLC	Ohio
Wendy’s Holdings, LLC	Delaware
Wendy’s Support Center, LLC	Delaware
Scioto Insurance Company	Vermont
Wendy’s Global Restaurants, LLC	Delaware
Wendy’s Global Holdings CV	Netherlands
Wendy’s Global Financing Partner, LLC	Delaware
Wendy’s Global Financing LP	Ontario
Wendy’s Singapore Pte. Ltd.	Singapore
Wendy’s Restaurants (Asia) Limited	Hong Kong
Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd.	Australia
Wendy’s Netherlands BV	Netherlands
Wendy’s Netherlands Holdings BV	Netherlands
Wendy’s Restaurants of Canada Inc.	Ontario
Wendy’s Canadian Advertising Program, Inc.	Canada
TIMWEN Partnership (1)	Ontario
Wendy’s Global Holdings Partner, LLC	Delaware
Wendy’s Global, Inc.	Delaware
Wendy’s Eurasia, Inc.	Ohio
Wendy’s Global Services, Inc.	Delaware
The New Bakery Company, LLC	Ohio
The New Bakery Transportation Company, LLC	Ohio
The New Bakery of Zanesville, LLC	Ohio
Wendy’s Old Fashioned Hamburgers of New York, LLC	Ohio
Wendy’s Restaurants of New York, LLC	Delaware
Wendy’s International Finance, Inc.	Ohio
Wendy’s of Denver, LLC	Colorado
Wendy’s of N.E. Florida, Inc.	Florida
Oldemark LLC	Vermont
Restaurant Finance Corporation	Ohio
Café Express, LLC	Delaware
Wendy Restaurant, Inc.	Delaware
The Wendy’s National Advertising Program, Inc.	Ohio
256 Gift Card Inc.	Colorado
SEPSCO, LLC	Delaware
TXL Corp.	South Carolina
Home Furnishing Acquisition Corporation	Delaware
Triarc Acquisition, LLC	Delaware
Jurl Holdings, LLC	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC (2)	New York
Citrus Acquisition Corporation	Florida
Adams Packing Association, Inc.	Delaware
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(1)	50% owned by Wendy’s Restaurants of Canada Inc.

(2)	80.1% owned by Madison West Associates Corp. (“Madison West”), 11.3% owned by former affiliates of the Company and 8.6% owned by unaffiliated third parties.